Exhibit 99.1

22nd Century Group Reports Fourth Quarter and Full Year 2025 Financial Results

VLN® Commercial Expansion Drives Continued Shift Toward Higher Margin Proprietary Branded Products

Expanding VLN® Store Counts and State Authorizations Increase Availability of Smoking Harm Reduction Products

MOCKSVILLE, N.C., March 26, 2026 —22nd Century Group, Inc. (Nasdaq: XXII), the only tobacco products company focused on reducing the harms of smoking through nicotine reduction, today announced results for the fourth quarter and fiscal year-ended December 31, 2025, and provided an update on recent business highlights.

The Company’s proprietary low nicotine technology is designed to serve adult smokers who want to change their smoking habits by significantly reducing nicotine consumption. 22nd Century is focusing on smoker health and wellness by giving smokers an opportunity to control their tobacco consumption.

“During 2025, we executed a strategic pivot toward higher-margin branded products, expanded partnerships with established retail chains, and developed a new tobacco harm reduction category, all of which we continue to build upon in 2026. With multiple VLN® and partner product formats now actively selling in the market, we are especially focused on steadily expanding the number of retail chains and total outlets carrying VLN® products,” said Larry Firestone, CEO of 22nd Century Group.

Firestone continued, “Our strategy and business model now enable tobacco companies of any size to adopt a Partner VLN® or licensing pathway with speed and scalability. For the first time, this creates a viable model for the industry to broaden the reach of VLN® products and meaningfully deliver on its stated commitment to tobacco harm reduction.”

“We also made important progress in 2025 to strengthen our financial position as we shifted our focus from restructuring to growth. We exited the year debt-free, with a more efficient operating structure and sufficient capital to support our near-term growth objectives. During the year, we eliminated over $8.0 million of legacy debt through repayment, settlement, and exchange, improving our balance sheet and reducing our cost base. In addition, we finalized our insurance claim related to the 2022 Grass Valley facility fire, securing a $9.5 million non-dilutive settlement at a critical point in our transition.”

“As we move through 2026, we are executing with a clear strategic growth focus, supported by a strengthened financial and operational foundation. Our priorities include expanding VLN® retail distribution and consumer awareness, scaling toward profitability, and maintaining active engagement with FDA regulators and public health stakeholders both domestically and internationally.”

Fourth Quarter 2025 Financial Results (compared to Third Quarter 2025, except as noted)

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale and exit of the Company’s hemp/cannabis business in late 2023, except as noted.

●	Net revenues decreased slightly to $3.5 million from $4.0 million.
●	Gross profit (loss) improved to $(0.8) million, compared to $(1.1) million.
●	Operating expenses were $2.0 million, decreased from $2.2 million.
●	Operating loss decreased to $2.8 million, compared to $3.2 million.
●	Net loss was $2.8 million, compared to net loss of $3.8 million.
●	Adjusted EBITDA loss was $2.4 million, compared to a loss of $2.9 million.
●	Ended the calendar year 2025 with cash of $7.1 million.

Recent Business Highlights

●	Maintained a strong balance sheet, ending the year with no outstanding debt and $7.1 million in cash available for operations.
●	Continued to expand market access to both VLN® and Partner VLN® products, as well as new natural style cigarette products, with expanded store availability
●	Further increased state authorizations to support expanded access to the Company’s branded products, including:

○	22nd Century VLN® – 48 States
○	Pinnacle® VLN® – 42 States
○	Pinnacle® – 45 States
○	Smoker Friendly VLN® – 43 States
○	Smoker Friendly – 47 States
○	Smoker Friendly Black Label (Tobacco & Water) – 39 states

●	Increased Pinnacle® VLN® availability to almost 1,500 stores within a top-5 convenience store chain across 12 states; full rollout across all remaining store locations is expected in next 90 days supported by in-store marketing materials and digital promotion programs.
●	Continued to advance negotiations with new customers to expand VLN® distribution and launch additional VLN® partner brands, further diversifying the reduced nicotine content product category.
●	Continued to advance initiatives aimed at margin expansion through mix improvement, operating cost efficiency and capital allocation.
●	Moved forward on plans to introduce 100mm format VLN® cigarettes and additional international combustible products tailored to consumer preferences in those markets.

Fourth Quarter 2025 Product Line Net Revenues

●	Cigarette net revenues were $2.6 million, increased from $2.5 million in the third quarter of 2025, reflecting an increase in certain customer pricing incentives, offset by increased CMO volumes. Additional expansion of new natural style cigarette products launched in 2025 will continue to accelerate revenue and margin growth in this category.
●	Filtered cigar net revenues were $0.4 million compared to $1.3 million, reflecting ongoing shifting product mix and decreasing volume from remaining CMO customers.
●	Distribution net revenues from other tobacco products, consisting of Pinnacle branded moist snuff and cigarillos were $0.4 million compared to negligible amounts in the third quarter 2025.
●	VLN® cigarette net revenues were $0.1 million, reflecting continuing placements of VLN® and partner VLN® products, offset by customer returns and product exchanges to the new VLN® branding. Total new branded VLN® and partner VLN® products shipped in the fourth quarter were approximately 8,800 cartons.

Balance Sheet

●	The Company reported zero long-term debt, having extinguished its remaining senior secured debt in full during 2025.
●	Cash and equivalents were $7.1 million at quarter end.
●	Inventories were $4.3 million, increased from $2.9 million at third quarter end, reflecting increases in reduced nicotine content tobacco leaf.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its fourth quarter and full year 2025 financial results and business highlights. The live and archived webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events.

Summary Financial Results

(dollars in thousands, except per share data)

	Three Months Ended
	December 31,		Change
	2025	2024	$	%
Revenues, net	$3,537	$4,020	(483)	(12.0)
Gross loss	$(834)	$(1,254)	420	(33.5)
Operating loss	$(2,803)	$(4,091)	1,288	(31.5)
Net loss from continuing operations	$(2,783)	$(4,246)	1,463	(34.5)
Basic and diluted loss per common share from continuing operations	$(5.89)	$(3,257.47)	3,251.58	(99.8)
Adjusted EBITDA (a)	$(2,387)	$(3,888)	1,501	38.6

	Year Ended
	December 31,		Change
	2025	2024	$	%
Revenues, net	$17,587	$24,382	(6,795)	(27.9)
Gross loss	$(3,137)	$(2,400)	(737)	30.7
Operating loss	$(11,566)	$(13,950)	2,384	(17.1)
Net loss from continuing operations	$(13,117)	$(15,495)	2,378	(15.3)
Basic and diluted loss per common share from continuing operations	$(71.26)	$(27,812.56)	27,741.30	(99.7)
Adjusted EBITDA (a)	$(10,233)	$(13,137)	2,904	22.1

(a) Adjusted EBITDA is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results

(in thousands)

	Three Months Ended
	December 31,
	2025		2024		Change
	$	Cartons	$	Cartons	$	Cartons
Contract manufacturing
Cigarettes	2,648	155	3,276	228	(628)	(73)
Filtered cigars	406	51	833	112	(427)	(61)
Other tobacco products	354	40	-	-	354	40
Total contract manufacturing	3,408	246	4,109	340	(701)	(94)
VLN®	129	2	(89)	(2)	218	4
Total product line revenues	3,537	248	4,020	338	(483)	(90)

	Year Ended
	December 31,
	2025		2024		Change
	$	Cartons	$	Cartons	$	Cartons
Contract manufacturing
Cigarettes	12,897	1,525	14,219	644	(1,322)	881
Filtered cigars	4,110	549	9,427	1,361	(5,317)	(812)
Other tobacco products	442	54	756	120	(314)	(66)
Total contract manufacturing	17,449	2,128	24,402	2,125	(6,953)	3
VLN®	138	4	(20)	-	158	4
Total product line revenues	17,587	2,132	24,382	2,125	(6,795)	7

About 22nd Century Group, Inc.

22nd Century Group is pioneering the tobacco harm reduction movement by enabling smokers to take control of their nicotine consumption.

Our Technology is Tobacco

Our proprietary non-GMO reduced nicotine tobacco plants were developed using our patented technologies that regulate alkaloid biosynthesis activities resulting in a tobacco plant that contains 95% less nicotine than traditional tobacco plants. Our extensive patent portfolio has been developed to ensure that our high-quality tobacco can be grown commercially at scale. We continue to develop our intellectual property to ensure our ongoing leadership in the tobacco harm reduction movement.

Our Products

We created our flagship product, the VLN® cigarette using our low nicotine tobacco, to give traditional cigarette smokers an authentic and familiar alternative in the form of a combustible cigarette that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine compared to traditional cigarettes and have been proven to allow consumers to greatly reduce their nicotine consumption.

FDA Authorization and Scientific Foundation

VLN® low nicotine combustible cigarettes were authorized in December 2021, making them the first and still the only combustible cigarettes authorized by the U.S. Food and Drug Administration specifically to help reduce nicotine consumption.

Decades of independent clinical research and peer-reviewed studies—evaluated as part of the FDA’s Modified Risk Tobacco Product (MRTP) authorization process—demonstrated that reducing nicotine content can decrease nicotine intake, increase quit attempts, and reduce overall exposure to nicotine.

FDA-authorized VLN® claims include:

●	“95% less nicotine”
●	“Helps reduce your nicotine consumption”
●	“Greatly reduces your nicotine consumption”
●	“Helps you smoke less”

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, and (iii) our financial and operating performance. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 26, 2026. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

investorrelations@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except share and per-share data)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$7,149	$4,422
Accounts receivable, net	3,594	1,698
Inventories	4,326	2,015
Insurance recoveries	—	768
GVB promissory note, net	—	500
Prepaid expenses and other current assets	2,562	1,068
Current assets of discontinued operations held for sale	—	1,051
Total current assets	17,631	11,522
Property, plant and equipment, net	2,440	2,773
Operating lease right-of-use assets, net	728	1,639
Intangible assets, net	6,224	5,724
Other assets	—	15
Total assets	$27,023	$21,673

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes and loans payable-current	$204	$254
Current portion of long-term debt	—	1,500
Operating lease obligations	168	261
Accounts payable	1,000	2,401
Accrued expenses and other current liabilities	836	1,439
Accrued litigation	—	768
Accrued excise taxes and fees	3,343	2,038
Contract liabilities	1,721	20
Current liabilities of discontinued operations held for sale	—	1,281
Total current liabilities	7,272	9,962
Long-term liabilities:
Notes and loans payable	504	—
Operating lease obligations	601	1,437
Long-term debt	—	5,165
Other long-term liabilities	154	1,097
Total liabilities	8,531	17,661

Mezzanine equity:
Series A convertible preferred shares, $0.00001 par value; 10,000,000 shares authorized, 9,650 shares issued and outstanding at December 31, 2025 and 0 at December 31, 2024, respectively	2,734	—
Total mezzanine equity	2,734	—

Shareholders’ equity:
Common stock, $.00001 par value, 500,000,000 shares authorized, 510,384 shares issued and outstanding at December 31, 2025 and 2,285 at December 31, 2024, respectively
Common stock, par value	—	—
Capital in excess of par value	414,683	397,883
Accumulated deficit	(398,925)	(393,871)
Total shareholders’ equity	15,758	4,012
Total liabilities, mezzanine equity and shareholders’ equity	$27,023	$21,673

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except share and per-share data)

	Year Ended
	December 31,
	2025	2024
Revenues, net	$17,587	$24,382
Cost of goods sold	10,186	14,278
Excise taxes and fees on products	10,538	12,504
Gross loss	(3,137)	(2,400)
Operating expenses:
Sales, general and administrative	7,591	10,287
Research and development	688	1,133
Other operating expense, net	150	130
Total operating expenses	8,429	11,550
Operating loss from continuing operations	(11,566)	(13,950)
Other income (expense):
Other income (expense), net	(207)	507
Interest income	83	72
Interest expense	(1,455)	(2,094)
Total other income (expense), net	(1,579)	(1,515)
Loss from continuing operations before income taxes	(13,145)	(15,465)
(Benefit) provision for income taxes	(28)	30
Net loss from continuing operations	$(13,117)	$(15,495)

Discontinued operations:
Income from discontinued operations before income taxes	$8,063	$331
Provision for income taxes	—	—
Income from discontinued operations	$8,063	$331

Net loss	$(5,054)	$(15,164)
Comprehensive loss	$(5,054)	$(15,164)

Net loss	$(5,054)	$(15,164)
Deemed dividends	(4,679)	(10,303)
Net loss available to common shareholders	$(9,733)	$(25,467)

Basic and diluted income (loss) per share:
Basic and diluted loss per common share from continuing operations	$(71.26)	$(27,812.56)
Basic and diluted income per common share from discontinued operations	$43.81	$594.83
Basic and diluted loss per common share from deemed dividends	$(25.42)	$(18,493.32)
Basic and diluted loss per common share	$(52.87)	$(45,711.05)

Weighted average shares outstanding - basic and diluted	184,067	557

Table A – Reconciliations of Non-GAAP Measures

(dollars in thousands, except share and per-share data)

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the years ended December 31, 2025 and 2024, including a reconciliation of these Non-GAAP measures for such periods.

	Quarter Ended
	December 31,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2025	2024	fav / (unfav)[1]
Net loss from continuing operations	$(2,783)	$(4,246)	$1,463
Interest (income)/expense, net	(25)	221	(246)
Provision (benefit) for income taxes	5	3	2
Amortization and depreciation	218	241	(23)
EBITDA	$(2,585)	$(3,781)	$1,196
Adjustments:
Restructuring and impairment	—	(111)	111
Change in fair value of derivative liabilities	—	(75)	75
Change in fair value of warrant liabilities	—	(68)	68
Equity-based employee compensation expense	198	147	51
Adjusted EBITDA	$(2,387)	$(3,888)	$1,501

Adjusted EBITDA loss per common share	$(5.05)	$(2,982.89)	$2,977.84
Weighted average common shares outstanding - basic and diluted	472,290	1,304

	Year Ended
	December 31,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2025	2024	fav / (unfav)[1]
Net loss from continuing operations	$(13,117)	$(15,495)	$2,378
Interest (income)/expense, net	1,372	2,022	(650)
Provision (benefit) for income taxes	(28)	30	(58)
Amortization and depreciation	912	1,003	(91)
EBITDA	$(10,861)	$(12,440)	$1,579
Adjustments:
Restructuring and impairment	—	(459)	459
Inventory write-down	—	431	(431)
Change in fair value of derivative liabilities	—	(557)	557
Change in fair value of warrant liabilities	207	(492)	699
Equity-based employee compensation expense	421	380	41
Adjusted EBITDA	$(10,233)	$(13,137)	$2,904

Adjusted EBITDA loss per common share	$(55.59)	$(23,580.59)	$23,525.00
Weighted average common shares outstanding - basic and diluted	184,067	557

1 Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA